SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM 8-K
                                ---------------
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 10, 2005
                                ---------------

                Date of Report (Date of earliest event reported)


                              SONUS NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)



         DELAWARE                      000-30229                04-3387074
         --------                      ---------                ----------
(State or Other Jurisdiction    (Commission File Number)    (IRS  Employer
    of Incorporation)                                      Identification No.)

                250 APOLLO DRIVE, CHELMSFORD, MASSACHUSETTS    01824
               (Address of Principal Executive Offices)     (Zip Code)

                                 (978) 614-8100
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 4.01. Changes in Registrant's Certifying Accountant.

(a) On August 10, 2005, the Audit Committee of the Board of Directors of Sonus Networks, Inc., determined to retain Deloitte & Touche LLP ("Deloitte") as the Registrant's independent registered public accounting firm. Ernst & Young LLP ("E&Y") was dismissed as the Registrant's independent registered public accounting firm on August 10, 2005.

E&Y's reports on the Registrant's financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant's two most recently completed fiscal years and through August 10, 2005, there were no disagreements between the Registrant and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years; and there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K except as disclosed in the following paragraph.

In July 2004, the Registrant restated certain of its financial statements previously issued as a result of a number of adjustments, the largest of which related to revenue, deferred revenue, inventory reserves, purchase accounting, impairments, accrued expenses and stock-based compensation. In connection with the restatement, E&Y advised the Registrant that significant internal control matters that collectively constituted material weaknesses in internal control over financial reporting existed as described in Part II, Item 9A of the Registrant's Form 10-K/A for fiscal year 2003. In Management's Report on Internal Control Over Financial Reporting and Part II, Item 9A of the Registrant's Form 10-K for fiscal year 2004, the Registrant described material weaknesses in its internal control over financial reporting and the Registrant's management concluded that, as of December 31, 2004, the Registrant's internal control over financial reporting was not effective. In its report, E&Y rendered an unqualified opinion on management's assessment of its internal control over financial reporting and an adverse opinion on the effectiveness of the Registrant's internal control over financial reporting. As described in the Registrant's Form 10-K for fiscal year 2004, the Registrant commenced implementing process and control improvements intended to address these material weaknesses.

As described in Part I, Item 4 of the Forms 10-Q filed by the Registrant for each of the first and second quarters of 2005, the Registrant has continued in 2005 implementing process and control improvements intended to address the reported material weaknesses.

The Registrant's Audit Committee discussed with E&Y the issues relating to the Registrant's internal control over financial reporting, and the Registrant has authorized E&Y to respond fully to the inquiries of Deloitte concerning the subject matter thereof.

The Registrant requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of that letter dated August 15, 2005 is attached as Exhibit 16.1 to this Form 8-K.

(b) On August 10, 2005, the Audit Committee of the Board of Directors of Sonus Networks, Inc. determined to engage Deloitte to serve as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2005. During the Registrant's two most recent fiscal years and the subsequent interim period prior to engaging Deloitte, neither the Registrant nor anyone on its behalf consulted with Deloitte on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, in each case where either a written report or oral advice was provided that Deloitte concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number    Description
--------  -----------

  16.1 Letter from Ernst & Young LLP, dated August 15, 2005 to the Securities and Exchange Commission.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 16, 2005          SONUS NETWORKS, INC.
                               By:  /s/ Ellen Richstone
                               ------------------------------
                                      Ellen Richstone
                                      Chief Financial Officer

                                  Exhibit Index

       16.1 Letter from Ernst & Young LLP, dated August 15, 2005 to the Securities and Exchange Commission.